EXHIBIT 10.2

ANNEX A

SUPPLEMENTAL CONFIRMATION

To:	Del Monte Foods Company
One Market @ The Landmark
San Francisco, CA 94105

From:	Goldman Sachs International

Subject:	Collared Accelerated Share Repurchase Transaction – Execution Pricing

Ref. No:	EN50V8000000000

Date:	June 29, 2005

          The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman Sachs International. (“GSI”) and Del Monte Foods Company (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GSI and Counterparty as of the relevant Trade Date for the Transaction referenced below. GSI is acting as principal in this Transaction and Goldman, Sachs & Co., its affiliate, is acting as agent for GSI and Counterparty in this Transaction. GSI is not a member of the Securities Investor Protection Corporation. The final terms of the Transaction shall be sent to Counterparty by GSI substantially in the form of a Trade Notification attached hereto as Schedule A.

          The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

1.     This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 29, 2005 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.     The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	As specified in the Trade Notification. In a related transaction Counterparty agreed to purchase a number of Shares equal to the Number of Shares from GSI on the Trade Date at the Forward Price per Share.

Capped Settlement Amount:	The product of (a) 11% of the Hedge Period Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Floor Settlement Amount:	The product of (a) 1% of the Hedge Period Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Hedge Completion Date:	The Scheduled Trading Day on which GSI finishes establishing its Hedge Positions, as determined by GSI in its sole discretion.

Forward Price:	USD $10.42 per Share

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Hedge Period Market Price:	The New York 10b-18 Volume Weighted Average Price per share of the Shares over the Hedge Period (without regard to pre-open or after hours trading outside of regular trading sessions), as published by Bloomberg.

Hedge Forward Differential:	The product of (a) the difference between the Hedge Period Market Price minus the Forward Price multiplied by the product of (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Hedge Forward Cash Settlement Amount:	The product of (a) the difference between the Settlement Price minus the Hedge Period Market Price multiplied by (b) the Number of Shares.

Hedge Period:	The number of Scheduled Trading Days from and including the Time of the Order to and including the Scheduled Trading Day upon which GSI fully establishes its Hedge Positions.

Initial Payment Amount:	An amount in USD equal to the product of (a) 0% of the Hedge Period Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable Percentage, payable by Counterparty to GSI by 10:00 a.m. New York time on the Scheduled Trading Day immediately following the Hedge Completion Date.

Valuation Date:	As specified in the Trade Notification.

Number of Shares:	11,996,161 Shares

Applicable Percentage:	(50% x [Number of Shares x Forward Price])

Hedge Period Market Price

Number of Shares

Reserved Shares:	25,000,000 Shares

Termination Price:	$7.00 per Share

Counterparty Additional Payment Amount:	As specified in the Trade Notification

          3.     Counterparty represents and warrants to GSI that it has disclosed to GSI any and all purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act made during the four full calendar weeks immediately preceding the Trade Date by Counterparty or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act.

A-2

          Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GSI) correctly sets forth the terms of the agreement between GSI and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN SACHS INTERNATIONAL
By:	/s/ Sharon Seibold
Authorized Signatory

Agreed and Accepted
By: DEL MONTE FOODS COMPANY

By:	/s/ Thomas E. Gibbons
	Name:	Thomas E. Gibbons
	Title:	Senior Vice President and Treasurer

SCHEDULE A

TRADE NOTIFICATION

To:	Del Monte Foods Company One Market @ The Landmark San Francisco, CA 94105

From:	Goldman Sachs International

Subject:	Collared Accelerated Share Repurchase Transaction-Execution Pricing

Ref. No:	[Insert Reference No.]

Date:	[Insert Date]

     The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman Sachs International (“GSI”) and Del Monte Foods Company (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. GSI is acting as principal in this Transaction and Goldman, Sachs & Co., its affiliate, is acting as agent for GSI and Counterparty in this Transaction. GSI is not a member of the Securities Investor Protection Corporation.

     The definitions and provisions contained in the Supplemental Confirmation specified below are incorporated into this Trade Notification. In the event of any inconsistency between those definitions and provisions and this Trade Notification, this Trade Notification will govern.

     This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of June 29, 2005 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Supplemental Confirmation govern this Trade Notification.

     The Supplemental Confirmation specified a method or formula for determining the amounts, dates or numbers below. The actual amounts, dates or numbers are as follows:

Trade Date:	[ ]

Hedge Completion Date:	[ ]

Capped Settlement Amount:	USD $[ ]

Floor Settlement Amount:	USD $[ ]

Hedge Forward Differential:	USD $[ ]

Hedge Forward Cash Settlement Amount:	USD $[ ]

Initial Payment Amount:	USD $[ ]

Counterparty Additional Payment Amount:	USD $[ ]

Valuation Date:	[ ]

Applicable Percentage:	[ ]%

Yours sincerely, GOLDMAN SACHS INTERNATIONAL
By:
Authorized Signatory

ANNEX B

NET SHARE SETTLEMENT PROCEDURES

          The following Net Share Settlement Procedures shall apply to the extent that Counterparty elects Net Share Settlement in accordance with the Master Confirmation:

          Net Share Settlement shall be made by delivery of the number of Shares equal in value to the Forward Cash Settlement Amount plus any Net Cash Amount, if applicable (the “Settlement Shares”), with such Shares’ value based on the Net Share Settlement Price. Delivery of such Settlement Shares shall be made free of any contractual or other restrictions in good transferable form on the Net Share Settlement Date with Counterparty (i) representing and warranting to GSI at the time of such delivery that it has good, valid and marketable title or right to sell and transfer all such Shares to GSI under the terms of the related Transaction free of any lien charge, claim or other encumbrance and (ii) making the representations and agreements contained in Section 9.11(ii) through (iv) of the Equity Definitions to GSI with respect to the Settlement Shares. GSI or any affiliate of GSI designated by GSI (GSI or such affiliate, “GS”) shall resell the Settlement Shares during a period (the “Resale Period”) commencing no earlier than the Net Share Valuation Date. The Resale Period shall end on the Exchange Business Day on which GS completes the sale of all Settlement Shares or a sufficient number of Settlement Shares so that the realized net proceeds of such sales exceed the Forward Cash Settlement Amount plus the Net Cash Amount, if applicable. Notwithstanding the foregoing, if resale by GS of the Settlement Shares, as determined by GS in its sole discretion (i) occurs during a distribution for purposes of Regulation M, and if GS would be subject to the restrictions of Rule 101 of Regulation M in connection with such distribution, the Resale Period will be postponed or tolled, as the case may be, until the Exchange Business Day immediately following the end of any “restricted period” as such term is defined in Regulation M with respect to such distribution under Regulation M or (ii) conflicts with any legal, regulatory or self-regulatory requirements or related policies and procedures applicable to GS (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS), the Resale Period will be postponed or tolled, as the case may be, until such conflict is no longer applicable. During the Resale Period, if the realized net proceeds from the resale of the Settlement Shares exceed the Forward Cash Settlement Amount plus the Net Cash Amount, if applicable, GS shall refund such excess in cash to Counterparty by the close of business on the third Exchange Business Day immediately following the last day of the Resale Period. If the Forward Cash Settlement Amount plus the Net Cash Amount, if applicable, exceeds the realized net proceeds from such resale, Counterparty shall transfer to GS by the open of the regular trading session on the Exchange on the third Scheduled Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in the number of Shares (“Make-whole Shares”) in an amount that, based on the Net Share Settlement Price on the last day of the Resale Period (as if such day was the “Net Share Valuation Date” for purposes of computing such Net Share Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Counterparty elects to pay the Additional Amount in Shares, the requirements and provisions set forth below shall apply. This provision shall be applied successively until the Additional Amount is equal to zero.

Net Share Settlement of a Transaction is subject to the following conditions:

Counterparty at its sole expense shall:

    (i)     as promptly as practicable (but in no event more than five (5) Exchange Business Days immediately following the Settlement Method Election Date or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, no more than one Exchange Business Day immediately following either the Cancellation Date or the Early Termination Date, as the case may be) file under the Securities Act and use its best efforts to make effective, as promptly as practicable, a registration statement or supplement or amend an outstanding registration statement, in any such case, in form and substance reasonably satisfactory to GS (the “Registration Statement”) covering the offering and sale by GS of not less than 150% of the Shares necessary to fulfill the Net Share Settlement delivery obligation by Counterparty (determining the number of such Shares to be registered on the basis of the average of the Settlement Prices on the five (5) Exchange Business Days prior to the date of such filing, amendment or supplement, as the case may be);

    (ii)     maintain the effectiveness of the Registration Statement until GS has sold all shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations;

    (iii) have afforded GS and its counsel and other advisers a reasonable opportunity to conduct a due diligence investigation of Counterparty customary in scope for transactions in which GS acts as underwriter of equity securities, and GS shall have been satisfied (with the approval of its Commitments Committee in accordance with its customary review process) with the results of such investigation;

    (iv) have negotiated and entered into an agreement with GS providing for such covenants, conditions, representations and warranties, underwriting discounts, commissions, indemnities and contribution rights as are customary for GS equity underwriting agreements, together with customary certificates and opinions of counsel and letters of independent auditors of Counterparty to be delivered to GS covering the shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations;

    (v) have delivered to GS such number of prospectuses relating thereto as GS shall have reasonably requested and shall promptly update and provide GS with replacement prospectuses as necessary to ensure the prospectus does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

    (vi) reimburse GS for the reasonable fees and actual documented out-of-pocket disbursements of an underwriting counsel selected by GS (in its sole discretion);

    (vii) have taken all steps necessary for the shares sold by GS to be listed or quoted on the primary exchange or quotation system that the Shares are listed or quoted on; and

    (viii) have paid all reasonable and actual documented out-of-pocket costs and expenses of GS and all reasonable and actual fees and expenses of GS’s outside counsel and other independent experts in connection with the foregoing.

          In the event that the Registration Statement is not declared effective by the Securities Exchange Commission (the “SEC”) or any of the conditions specified in (ii) through (viii) above are not satisfied on or prior to the Valuation Date (or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, on or prior to the first Exchange Business Day following either the Cancellation Date or the Early Termination Date, as the case may be), then Counterparty may deliver Unregistered Shares (as defined below) to GS in accordance with the following conditions. If GS and Counterparty can agree on acceptable pricing, procedures and documentation relating to the sale of such Unregistered Shares (including, without limitation, applicable requirements in (iii) through (viii) above and insofar as pertaining to private offerings), then such Unregistered Shares shall be deemed to be the “Settlement Shares” for the purposes of the related Transaction and the settlement procedure specified in this Annex B shall be followed except that in the event that the Forward Cash Settlement Amount, plus the Net Cash Amount, if applicable, exceeds the proceeds from the sale of such Unregistered Shares then for the purpose of calculating the number of “Make-whole Shares” to be delivered by Counterparty, GS shall determine the discount to the Net Share Settlement Price at which it can sell the Unregistered Shares. Notwithstanding the delivery of the Unregistered Shares, Counterparty shall endeavor in good faith to have a registration statement declared effective by the SEC as soon as practical. In the event that GS has not sold sufficient Unregistered Shares to satisfy Counterparty’s obligations to GS contained herein at the time that a Registration Statement covering the offering and sale by GS of a number of Shares equal in value to not less than 150% of the amount then owed to GS is declared effective (based on the Net Share Settlement Price on the Exchange Business Day (as if such Exchange Business Day were the “Net Share Valuation Date” for purposes of computing such Net Share Settlement Price) that the Registration Statement was declared effective), GS shall return all unsold Unregistered Shares to Counterparty and Counterparty shall deliver such number of Shares covered by the effective Registration Statement equal to 100% of the amount then owed to GS based on such Net Share Settlement Price. Such delivered shares shall be deemed to be the “Settlement Shares” for the purposes of the related Transaction and the settlement procedure specified in this Master Confirmation (including the obligation to deliver any Make-whole Shares, if applicable) shall be followed. In all cases GS shall be entitled to take any and all required actions in the course of its sales of the Settlement Shares, including without limitation making sales of the Unregistered Shares only to “Qualified Institutional Buyers” (as such term is defined under the Securities Act), to ensure that the sales of the Unregistered Shares and the Settlement Shares covered by the Registration Statement are not integrated resulting in a violation of the securities laws and Counterparty agrees to take all actions requested by GS in furtherance thereof.

          If GS and Counterparty cannot agree on acceptable pricing, procedures and documentation relating to the sales of such Unregistered Shares then the number of Unregistered Shares to be delivered to GS pursuant to the provisions above shall not be based on the Net Share Settlement Price but rather GS shall determine the value attributed to each Unregistered Share in a commercially reasonable manner and based on such value Counterparty shall deliver a number of Shares equal in value to the Forward Cash Settlement Amount. For the purposes hereof “Unregistered Shares” means Shares that have not been registered pursuant to an effective registration statement under the Securities Act or any state securities laws (“Blue Sky Laws”) and that cannot be sold, transferred, pledged or otherwise disposed of without registration under the Securities Act or under applicable Blue Sky Laws unless such sale, transfer, pledge or other disposition is made in a transaction exempt from registration thereunder.

          In the event that Counterparty delivers Shares pursuant to an election of Net Share Settlement then Counterparty agrees to indemnify and hold harmless GS, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (GS and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, (i) relating to or arising out of any of the Transactions contemplated by this Master Confirmation concerning the Shares or (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, prospectus, Registration Statement or other written material relating to the Shares delivered to prospective purchasers, including in each case any amendments or supplements thereto and including but not limited to any documents deemed to be incorporated in any such document by reference (the “Offering Materials”), or arising out of or based upon any omission or alleged omission to state in the Offering Materials a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of this clause (ii), Counterparty will not be liable to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission in the Offering Materials made in reliance upon and in conformity with written information furnished to Counterparty by GS expressly for use in the Offering Materials, as expressly identified in a letter to be delivered at the closing of the delivery of Shares by Counterparty to GS. The foregoing indemnity shall exclude losses that GS incurs solely by reason of the proceeds from the sale of the Capped Number of Shares being less than the Forward Cash Settlement Amount. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from GS’s willful misconduct, gross negligence or bad faith in performing the services that are subject of this Master Confirmation. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in the Agreement or this Master Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. This indemnity shall survive the completion of any Transaction contemplated by this Master Confirmation and any assignment and delegation of a Transaction made pursuant to this Master Confirmation or the Agreement shall inure to the benefit of any permitted assignee of GSI.

          In no event shall the number of Settlement Shares (including, without duplication, any Unregistered Shares) and any Make-whole Shares, be greater than the Reserved Shares minus the amount of any Shares actually delivered under any other Transaction(s) under this Master Confirmation (the result of such calculation, the “Capped Number”). Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:

A – B

Where	A = the number of authorized but unissued shares of the Issuer that are not reserved for future issuance on the date of the determination of the Capped Number; and

B = the maximum number of Shares required to be delivered to third parties if Counterparty elected Net Share Settlement of all transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised.

B-4